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                                                                       EXHIBIT 4


                              AGREEMENT FOR JOINT
                             FILING OF SCHEDULE 13D

        Evan R. Buckley and Karen Buckley, individually and as Trustees of the Buckley Family Trust, agree that the Schedule 13D dated February 4, 2000 regarding BNC Mortgage, Inc. has been filed on behalf of each of Evan R. Buckley, Karen Buckley and the Buckley Family Trust.


                                        /s/  Evan R. Buckley
                                        ---------------------------------------
                                        Evan R. Buckley


                                        /s/  Karen Buckley
                                        ---------------------------------------
                                        Karen Buckley



                                        THE BUCKLEY FAMILY TRUST

                                        By: /s/ Evan R. Buckley
                                        ---------------------------------------
                                        Name:  Evan R. Buckley
                                        Title: Co-Trustee


                                        By: /s/ Karen Buckley
                                        ---------------------------------------
                                        Name:  Karen Buckley
                                        Title: Co-Trustee